Warby Parker Announces First Quarter 2022 Results
Revenue increased 10.3% to $153.2 million
Active customers increased 18.0% to 2.23 million

NEW YORK, May 16, 2022. Warby Parker Inc. (NYSE: WRBY) (the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the first quarter ended March 31, 2022.
"Our team has a lot to be proud of this quarter” said Co-Founder and Co-CEO Dave Gilboa. “We opened eight new retail stores, expanded our eye exam capacity, launched four new eyewear collections, scaled our vertically-integrated supply chain, and continued to deliver above-and-beyond experiences to our customers, who are spending more with us than ever before.”
“Despite a challenging macroeconomic backdrop, we continue to grow faster than others in our industry. We believe our omnichannel business model, compelling value proposition, and strong consumer brand uniquely position us to capture market share for years to come in both good and turbulent environments.” added Co-Founder and Co-CEO Neil Blumenthal.
First Quarter 2022 Highlights
•Net revenue increased $14.2 million, or 10.3%, to $153.2 million compared to first quarter 2021 and increased 17.9% on a 3-year CAGR basis compared to the first quarter of 2019.
•Increased active customers 18.0% to 2.23 million year over year.
•Average revenue per customer increased 11.2% year over year to $249.
•Q1 2022 GAAP net loss of $34.1 million.
•Q1 2022 adjusted EBITDA(1) of $0.8 million and an adjusted EBITDA margin of 0.5%.
•Opened 8 new stores during the quarter, ending the quarter with 169 stores.
•More than doubled revenue of our contact lens offering.
•Maintained 80+ Net Promoter Score.
First Quarter 2022 Financial Results
For the first quarter of 2022, compared to the first quarter of 2021:
•Net revenue increased $14.2 million, or 10.3%, to $153.2 million. First quarter 2022 revenue was negatively impacted by approximately $15.0 million in estimated lost sales due to the Omicron variant, with disruption heightened in the last weeks of December and continuing into the first quarter. The onset of Omicron coincided with peak demand in the optical industry as customers seek to utilize flexible spending dollars ahead of December 31st expirations. Most orders placed in the last weeks of December are delivered and recognized as revenue in the first quarter, so the lower December sales negatively impacted revenue in the first quarter, as did the continued impact of Omicron on store traffic and demand.
•Active customers increased by 340,000, or 18.0%, to 2.23 million.
•Gross profit dollars increased 7.0% to $89.6 million.

•Gross margin was 58.5% compared to 60.3% in the prior year. The decline in gross margin was primarily driven by the increased penetration of contact lenses, which carry lower gross margins than eyeglasses, reflecting Warby Parker’s strategy to grow its contact lens offering, and a benefit of 25 basis points related to a tariff rebate received in the first quarter of 2021, partially offset by the scaling of progressive lenses and leverage from the Company’s in-house optical laboratory network.
•Selling, general and administrative expenses (“SG&A”) increased $42.6 million to $123.4 million, primarily driven by an increase of $25.9 million in stock-based compensation expense and related employer payroll taxes, partially offset by $0.3 million of costs incurred in the first quarter of 2021 associated with our direct listing. Excluding these expenses in both years, SG&A increased $17.0 million to $96.2 million, on an adjusted basis(1). On this basis, SG&A as a percentage of revenue increased 580 basis points to 62.8% from 57.0%, primarily due to increased corporate overhead expenses, mostly related to costs we incurred to operate as a public company, which we did not incur in Q1 2021, and investments in our technology infrastructure, as well as an increase in salary expense for our retail employees due to the growth in our stores base. These costs were partially offset by reduced costs of the Company’s Home Try-On program as volume decreased for this program as the COVID-19 pandemic has progressed and customers have returned to stores in larger numbers when compared to Q1 2021.
•Net loss increased $37.1 million to $34.1 million, primarily as a result of the increase in SG&A described above.
•Adjusted EBITDA(1) decreased $8.5 million to $0.8 million.
•Adjusted EBITDA margin(1) decreased 620 basis points to 0.5%.
•Warby Parker opened 8 new stores during the first quarter, ending the quarter with 169 stores.
Balance Sheet Highlights
Warby Parker ended the first quarter of 2022 with $230.3 million in cash and cash equivalents.
2022 Outlook
For the full year 2022, Warby Parker is reiterating its outlook and still expects:
•Net revenue of $650 to $660 million, representing growth of 20% to 22% versus full year 2021. This outlook includes the impact of approximately $15 million in lost sales, or 3 percentage points of growth, related to the disruption caused by Omicron to the start of the year.
•Adjusted EBITDA margin(1) of approximately 5.6% to 6.6%.
•40 new store openings bringing total store count to 201.
“We delivered solid results in the first quarter and saw double digit growth year over year, despite challenging pandemic headwinds. In Q1, we were particularly proud to see our average revenue per customer increase 11.2% year over year to $249 as our active customer base grew 18% to 2.23 million customers,” said Chief Financial Officer Steve Miller. “For the rest of the year, we look forward to seeing our store fleet return to pre-pandemic productivity levels while also realizing the benefits from the 35 new stores we opened in 2021, in turn driving accelerating revenue growth and profitability.”
The guidance and forward-looking statements made in this press release and on our conference call are based on management's expectations as of the date of this press release and do not incorporate future unknown direct or indirect impacts from further resurgences in COVID-19.
(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled “Non-GAAP Financial Measures” below.
Webcast and Conference Call
A conference call to discuss Warby Parker’s first quarter 2022 results as well as second quarter and full year 2022 outlook is scheduled for 8:00 a.m. ET today. To participate, please dial 844-200-6205 from the U.S. or 929-526-1599 from international locations. The conference passcode is 634062. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and our GAAP and non-GAAP guidance for the quarter ending June 30, 2022 and the year ending December 31, 2022, and expectations regarding the number of new store openings during the year ending December 31, 2022; management’s plans, priorities, initiatives and strategies; and expectations regarding growth of our business. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; planned new retail stores in 2022 and going forward; increases in component and shipping costs and changes in supply chain; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; our ability to engage our existing customers and obtain new customers; the growth of our brand awareness; the effects of the ongoing COVID-19 pandemic; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operation and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; and the increased expenses associated with being a public company. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 18, 2022. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.
Glossary
Active Customer is defined as a unique customer that has made at least one purchase of any product or service in the preceding 12-month period.
Average Revenue per Customer is defined as net revenue for a given period divided by the number of Active Customers as of the end of that same period.
Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted earnings per share, Adjusted cost of goods sold (“Adjusted COGS”), Adjusted gross profit, and Adjusted selling, general, and administrative expenses (“Adjusted SG&A”) as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net income (loss) before interest and other income (loss), taxes, and depreciation and amortization as further adjusted for stock-based compensation expense and related employer payroll taxes, and non-recurring costs such as direct listing or other transaction costs. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue.

Adjusted net income is defined as net income (loss) adjusted for stock-based compensation expense and related employer payroll taxes, and non-recurring costs such as direct listing or other transaction costs, and as further adjusted for estimated income tax on such adjusted items.
Adjusted earnings per share is defined as Adjusted net income (loss) divided by weighted average shares outstanding.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes.
Adjusted gross profit is defined as net revenue minus Adjusted COGS.
Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes, and non-recurring costs such as direct listing or other transaction costs.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our Adjusted EBITDA margin guidance to GAAP net income (loss) margin, or Net Margin, because we do not provide guidance for GAAP Net Margin due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP Net Margin and Adjusted EBITDA margin. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the Adjusted EBITDA Margin guidance to GAAP Net Margin. However, such items could have a significant impact on GAAP Net Margin.
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in more than 160 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the brand believes in vision for all, which is why for every pair of glasses or sunglasses sold, they distribute a pair to someone in need through their Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 10 million glasses to people in need.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share data)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$230,324	$256,416
Accounts receivable, net	830	992
Inventory	64,253	57,095
Prepaid expenses and other current assets	16,746	13,477
Total current assets	312,153	327,980

Property and equipment, net	121,253	112,195
Right-of-use lease assets	109,737	—
Other assets	1,523	471
Total assets	$544,666	$440,646

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,535	$30,890
Accrued expenses	56,317	60,840
Deferred revenue	19,424	22,073
Current lease liabilities	18,518	—
Other current liabilities	1,948	4,301
Total current liabilities	128,742	118,104

Deferred rent	—	36,544
Non-current lease liabilities	132,824	—
Other liabilities	2,217	—
Total liabilities	263,783	154,648
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; Class A: 750,000,000 shares authorized at March 31, 2022 and December 31, 2021, 95,114,017 and 94,901,623 issued and outstanding at March 31, 2022 and December 31, 2021, respectively; Class B: 150,000,000 shares authorized at March 31, 2022 and December 31, 2021, 18,854,555 and 18,719,184 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively, convertible to Class A on a one-to-one basis	11	11
Additional paid-in capital	808,222	779,212
Accumulated deficit	(527,374)	(493,241)
Accumulated other comprehensive income	24	16
Total stockholders’ equity	280,883	285,998
Total liabilities and stockholders’ equity	$544,666	$440,646

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Net revenue	$153,218	$138,973
Cost of goods sold	63,572	55,192
Gross profit	89,646	83,781
	—	—
Selling, general, and administrative expenses	123,386	80,760
Loss from operations	(33,740)	3,021

Interest and other income, net	146	134

(Loss) income before income taxes	(33,594)	3,155
Provision for income taxes	539	144
Net (loss) income	$(34,133)	$3,011

Deemed dividend upon redemption of redeemable convertible preferred stock	—	(4,613)
Net loss attributable to common stockholders	$(34,133)	$(1,602)

Net loss per share attributable to common stockholders, basic and diluted	$(0.30)	$(0.03)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	114,103,766	53,946,980

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(34,133)	$3,011
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,137	4,704
Stock-based compensation	27,144	1,261
Change in operating assets and liabilities:
Accounts receivable, net	163	83
Inventory	(7,147)	(2,027)
Prepaid expenses and other assets	(4,316)	(1,253)
Accounts payable	751	(627)
Accrued expenses	(2,158)	(2,088)
Deferred revenue	(2,654)	(9,418)
Other current liabilities	129	1,777
Deferred rent	—	1,302
Right-of-use lease assets and current and non-current lease liabilities	2,571	—
Other liabilities	2,217	(2)
Net cash used in operating activities	(10,296)	(3,277)
Cash flows from investing activities
Purchases of property and equipment	(16,060)	(8,686)
Net cash used in investing activities	(16,060)	(8,686)
Cash flows from financing activities
Proceeds from stock option exercises	180	157
Stock repurchases	—	(6,064)
Net cash provided by (used in) financing activities	180	(5,907)
Effect of exchange rates on cash	84	(194)
Net decrease in cash and cash equivalents	(26,092)	(18,064)
Cash and cash equivalents
Beginning of year	256,416	314,085
End of year	$230,324	$296,021
Supplemental disclosures
Cash paid for income taxes	$34	$131
Cash paid for interest	35	42
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	4,241	3,824
Related party loans issued in connection with stock option exercises	$—	$13,827

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended March 31,
	2022	2021
	(unaudited, in thousands)
Net loss	$(34,133)	$3,011
Adjusted to exclude the following:
Interest and other income, net	(146)	(134)
Provision for income taxes	539	144
Depreciation and amortization expense	7,137	4,704
Stock-based compensation expense(1)	27,377	1,261
Transaction costs(2)	—	278
Adjusted EBITDA	$774	$9,264
Adjusted EBITDA margin	0.5%	6.7%
(1)    Represents expenses related to the Company’s equity-based compensation programs, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, vesting of awards including the satisfaction of performance conditions, and the impact of repurchases of awards from employees. The amount includes $0.2 million of employer payroll costs associated with the release of RSUs and option exercises for the three months ended March 31, 2022.
(2)    Represents costs directly attributable to the preparation for our Direct Listing.

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for transaction costs and stock-based compensation expense and related employer payroll taxes.

	Reported		Adjusted
	Three Months Ended March 31,		Three Months Ended March 31,
	2022	2021	2022	2021
	(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$63,572	$55,192	$63,337	$55,192
% of Revenue	41.5%	39.7%	41.3%	39.7%

Gross profit	$89,646	$83,781	$89,881	$83,781
% of Revenue	58.5%	60.3%	58.7%	60.3%

Selling, general, and administrative expenses	$123,386	$80,760	$96,244	$79,221
% of Revenue	80.5%	58.1%	62.8%	57.0%

Net (loss) income	$(34,133)	$3,011	$(4,356)	$3,289
% of Revenue	(22.3)%	2.2%	(2.8)%	2.4%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended March 31,
	2022	2021
	(unaudited, in thousands)
Cost of goods sold	$63,572	$55,192
Adjusted to exclude the following:
Stock-based compensation expense(1)	235	—
Adjusted cost of goods sold	$63,337	$55,192

Gross profit	$89,646	$83,781
Adjusted to exclude the following:
Stock-based compensation expense(1)	235	—
Adjusted gross profit	$89,881	$83,781

Selling, general, and administrative expenses	$123,386	$80,760
Adjusted to exclude the following:
Stock-based compensation expense(1)	27,142	1,261
Transaction costs(2)	—	278
Adjusted selling, general, and administrative expenses	$96,244	$79,221

Net (loss) income	$(34,133)	$3,011
Provision for income taxes	539	144
(Loss) income before income taxes	(33,594)	3,155
Adjusted to exclude the following:
Stock-based compensation expense(1)	27,377	1,261
Transaction costs(2)	—	278
Adjusted provision for income taxes(3)	1,861	(1,405)
Adjusted net (loss) income	$(4,356)	$3,289

Less: undistributed adjusted net income attributable to participating securities	—	(4,613)
Adjusted net loss attributable to common stock	$(4,356)	$(1,324)

Weighted average shares - diluted	114,103,766	53,946,980
Adjusted diluted loss per share	$(0.30)	$(0.03)
(1)    Represents expenses related to the Company’s equity-based compensation programs, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, vesting of awards including the satisfaction of performance conditions, and the impact of repurchases of awards from employees. The amount includes $0.2 million of employer payroll costs associated with the release of RSUs and option exercises for the three months ended March 31, 2022, of which zero and $0.2 million is included in COGS and SG&A, respectively, for the three months ended March 31, 2022.
(2)    Represents costs directly attributable to the preparation for our Direct Listing.
(3)     The adjusted provision for income taxes is based on long-term estimated annual effective tax rates of 29.94%. The Company may adjust its adjusted tax rate as additional information becomes available or events occur which may materially affect this rate, including impacts from the rapidly evolving global tax environment, significant changes in our geographic mix, merger and acquisition activity, or changes in our business outlook.

Contacts
Investor Relations:
Brendon Frey, ICR
Investors@warbyparker.com

Media:
Lena Griffin
lena@derris.com

Source: Warby Parker Inc.